Exhibit 99.1

Investor Contact:	Tripp Sullivan	Media Contact:	Cynthia Johnson
	SCR Partners		(615) 587-7728
	(615) 760-1104		Mediarequest@contactAAC.com
IR@contactAAC.com

AAC Holdings, Inc. Affirms 2015 Guidance

BRENTWOOD, Tenn. – (January 26, 2016) AAC Holdings, Inc. (NYSE: AAC) anticipates it will report its fourth quarter and full year 2015 financial and operating results on February 23, 2016 and expects to report operating and financial results within the previous guidance provided for the year ended December 31, 2015. The Company will be speaking at investor meetings later this week and will timely post a presentation on the Investor Relations page of its website that includes an overview of certain 2015 matters and a preview of certain 2016 business objectives.

For the fourth quarter and full year 2015, the Company reports the following:

•	Client admissions of 2,462 for the quarter and 7,763 for the year, up 93% and 64%, respectively, from comparable periods a year ago

•	Average daily residential census of 670 for the quarter, up 60% from a year ago

•	Outpatient visits at our ten stand-alone outpatient centers of 4,609 for the quarter and 13,160 for the year

•	Bed count at December 31, 2015 of 897 compared with 493 a year ago

•	Revenues, Adjusted EBITDA and Earnings per diluted share are anticipated to be within the previously issued guidance of $209 million to $212 million for revenues, $42 million to $43 million for Adjusted EBITDA and $0.89 to $0.91 for adjusted earnings per diluted share for 2015. This outlook does not include the impact of stock-based compensation, acquisition-related expense, litigation settlement and California related expense, de novo start-up expense or facility losses and closure expense related to FitRx and the Academy.

“Our operating metrics continue to be strong across the board leading to our anticipated full year results,” noted Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings, Inc. “New client admissions have enabled us to drive census at River Oaks and our other facilities, including those acquired in 2015, while we remain at capacity on outpatient visits until new facilities come online this year.”

Investor Earnings Conference Call

The Company will issue its fourth quarter 2015 earnings release prior to the market opening on February 23, 2016 and host a conference call and live audio webcast, both open for the general public to hear, later that same day at 11:00 a.m. ET. The number to call for this interactive teleconference is (412) 542-4144. A replay of the conference call will be available one hour after the call through March 2, 2016, by dialing (412) 317-0088 and entering the replay access code: 10079603.

The live audio webcast of the Company’s quarterly conference call will be available online in the Investor Relations section of the Company’s website at www.americanaddictioncenters.org, and the online replay will be available approximately one hour after the end of the call.

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient substance abuse treatment services. We treat clients who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We currently operate 18 substance abuse treatment facilities. Located throughout the United States, these facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter @AAC_Tweet.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point of care and definitive lab testing; (iv) our failure to successfully achieve growth through acquisitions and de novo expansions; (v) uncertainties regarding the timing of the closing of acquisitions; (vi) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of acquisitions; (vii) our failure to achieve anticipated financial results from prior or pending acquisitions; (viii) a disruption in our ability to perform definitive drug testing services; (ix) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and lab; (x) a disruption in our business related to the recent indictment of certain of our subsidiaries and current and former employees; (xi) our inability to agree on conversion and other terms for the balance of convertible debt; (xii) our inability to meet our covenants in the loan documents; (xiii) our inability to obtain senior lender consent to exceed the current $50 million limit in unsecured subordinated debt; (xiv) our inability to integrate newly acquired facilities; (xv) a disruption to our business and reputational and potential economic risks associated with the civil securities claims brought by shareholders; and (xvi) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.

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